EXHIBIT 10.16
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                                 PROMISSORY NOTE

$750,000.00                                             WORCESTER, MASSACHUSETTS
                                                                    JUNE 4, 2002


         FOR VALUE RECEIVED, LocatePLUS Holdings Corporation, a Delaware corporation with a principal place of business at 100 Cummings Center, Suite 235M, Beverly, Massachusetts 01915 (the "Borrower"), promises to pay to the order of Gemstone Investment Company, Inc., with a principal place of business of 320 Main Street, Worcester, Massachusetts 01608 (the "Lender"), on the Maturity Date (as defined below) the principal sum of Seventy Hundred and Fifty Thousand Dollars (US$750,000,00) plus such additional sum ("Points") as is hereinafter provided.

         The Maturity Date of this Note shall be the first to occur of (I) September 3, 2002; or (II) two business days after the closing of the Borrower's initial public offering of securities under the Securities Act of 1933, as amended.

         This Note may be prepaid in whole or in part without penalty. No partial prepayment shall extend or postpone the due date or change the amount of any subsequent installment, unless the Holder shall otherwise agree in writing.

         In the event that this Note is repaid in full on or before July 3, 2002, then the Borrower shall pay $50,000 in Points. In the event that this Note is repaid after July 3, 2002, then the Borrower shall pay $100,000 in Points.

         The Borrower hereby expressly waives presentment for payment, demand, notice of dishonor and protest. The Borrower hereby agrees to reimburse the Lender for all reasonable out-of-pocket expenses, including attorneys' fees, incurred in enforcing or attempting to enforce this Note. No course of dealing or conduct and no delay on the part of the Lender in exercising any right hereunder shall operate as a waiver thereof and no consent or waiver in any instance shall operate as a waiver in any other instance. To be effective, any waiver must be in writing and signed by the Lender.

         This Note is issued pursuant to the provision of the Loan Agreement between Borrower and Lender. All principal together with accrued and unpaid interest share be due and payable upon the occurrence of any Event of Default under Loan Agreement.

         This Note is accrued by a Security Agreement, a Pledge Agreement, and a guarantee of Jon R. Latorella, by real estate mortgage on his residence.

         This Note shall be binding upon the Borrower and its respective successors and assigns and each or any of them. This Note shall be construed under and governed by the laws of the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the Borrower has caused these presents to be executed by its duly authorized officer as an instrument under seal, as of the day and year first above written.

                                              BORROWER:

                                              LOCATEPLUS HOLDINGS CORPORATION


                                              By: /s/ Jon R. Latorella
                                                  -----------------------------
                                                  Jon R. Latorella, President